September 22, 2005

Platinum Energy Resources, Inc.
152 West 57th Street, 54th Floor
New York, New York 10019

Casimir Capital LP
489 Fifth Avenue
New York, New York 10017

Re:   Initial Public Offering

Gentlemen:

      This letter supersedes and replaces the letter addressed to the parties named above dated as of June 3, 2005. The undersigned stockholder, officer and director of Platinum Energy Resources, Inc. ("Company"), in consideration of Casimir Capital LP ("Casimir") entering into a letter of intent, dated May 4, 2005 (the "Letter of Intent"), to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

      1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. In addition, the undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company's Common Stock owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination (as is more fully described in the Company's prospectus relating to the IPO).

      2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within the undersigned's power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares ("Claim") and hereby further waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

      3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned's exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire an operating business in the oil and gas E&P industry or any real property or related assets, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, but subject, in each case, to any pre-existing fiduciary and/or contractual obligations the undersigned might have.

      4. The undersigned acknowledges and agrees that the Company will not consummate any

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Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Casimir Capital LP that the business combination is fair to the Company's stockholders from a financial perspective.

      5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

      6. The undersigned agrees that neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

      7. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

      8. The undersigned agrees to be a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and Casimir and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the Company and Casimir is true and accurate in all respects. The undersigned further represents and warrants to the Company and Casimir that:

      (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

      (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

      9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a member of the Board of Directors of the Company.

      10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Casimir and its legal representatives or agents (including any investigative search firm retained by Casimir) any information they may have about the undersigned's background and finances ("Information"). Neither Casimir nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

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      11. As used herein: (i) a "Business Combination" shall mean an acquisition, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets in the hospitality and related industries selected by the Company; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and
(iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

      12. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.



                                          Name:          Albert Helmig
                                                --------------------------------

                                                       /s/ Albert Helmig
                                                --------------------------------
                                                           Signature








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                                    EXHIBIT A

Albert Helmig has been a member of our board of directors since inception. Mr. Helmig has over 35 years of experience in the commodity trading industry. Since 2000, Mr. Helmig has been a consultant in the commodity and energy trading industry. From 1991 to 2000, Mr. Helmig served on the board of the New York Mercantile Exchange (NYMEX), the world's largest energy exchange. From 1992 to 2000, Mr. Helmig served on NYMEX's executive committee and was also Vice Chairman from 1998 to 2000. While at NYMEX, he chaired over twenty committees including regulatory, clearing, contract design, control, delivery and marketing committees. NYMEX experienced unprecedented growth during Mr. Helmig's tenure. As chairman of marketing and vice chairman of the exchange, he was the global spokesman for NYMEX for over ten years, representing the exchange with the energy industry, foreign governments and exchanges at industry forums worldwide. He was a member of NYMEX for 16 years and owned and operated the largest independent floor execution service on NYMEX/COMEX with an international clientele. Mr. Helmig is currently a Director of Optionable, a hybrid voice-electronic broker matching trades in energy swaps, futures, and options, which was founded by our chairman Mark Nordlicht. In addition, Mr. Helmig is the founder and managing partner of Gray House, a private consultancy firm with a global clientele ranging from producers, financial institutions, integrated energy companies, merchant trading corporations, and government agencies. Mr. Helmig holds BS degrees in Economics and Finance from Philadelphia Univesity.